                                                                Exhibit 3.3(iii)

                               State of Delaware

                       Office of the Secretary of State

                       ________________________________


          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PGI POLYMER, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JUNE, A.D. 1994, AT 1:45 O'CLOCK P.M.




                                        ___________________________________
                                        Edward J. Freel, Secretary of State

                                        Authentication:  8530365
                                                  Date:  06-25-97

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                               PGI POLYMER, INC.

                           *   *   *   *   *   *   *

                        Adopted in accordance with the
                       provisions of Section 242 of the
                        General Corporation Law of the
                               State of Delaware

                           *   *   *   *   *   *   *


          S. Grant Reeves and James G. Boyd, being the Vice President and Secretary, respectively, of PGI Polymer, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

          FIRST:    The Certificate of Incorporation of the Corporation (the
"Certificate of Incorporation") is hereby amended by deleting ARTICLE FOUR in its entirety and inserting in its place a new ARTICLE FOUR to read as follows:

                                 ARTICLE FOUR
                                 ------------

               The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a part value of one dollar ($.01) per share.

          SECOND:   The Board of Directors of the Corporation approved the
Amendment pursuant to the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that the Amendment be submitted to the sole stockholder of the Corporation for its consideration and approval.

          THIRD:    The sole holder of the issued and outstanding shares of the
Corporation's Common Stock approved the Amendment pursuant to the provisions of Sections 228(c) and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the Vice President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly have hereunto signed this

Certificate of Amendment of Certificate of Incorporation this 24th day of June, 1994.


                                        PGI POLYMER, INC.



                                        /s/  S. Grant Reeves
                                        -----------------------------------
                                        S. Grant Reeves, Vice President


ATTEST:


/s/ James G. Boyd
---------------------------
James G. Boyd, Secretary